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                                   EXHIBIT 21

                     BALDOR ELECTRIC COMPANY AND AFFILIATES
                          AFFILIATES OF THE REGISTRANT




NAME OF AFFILIATE
-----------------


Baldor of Arkansas                                        Arkansas

Baldor of Nevada, Inc.                                    Nevada

BEC Business Trust                                        Massachusetts

Baldor of Texas, L.P                                      Texas

Baldor International, Inc.                                U.S.Virgin Islands

Southwestern Die Casting, Inc.                            Arkansas

Baldor UK Holdings, Inc.                                  Delaware

Baldor Optimised Control Limited                          United Kingdom

Optimized Control (NZ) Limited                            New Zealand

Baldor Holdings, Inc.                                     Delaware

Baldor de Mexico, S.A. de C.V.                            Mexico

Baldor ASR, AG                                            Switzerland

Baldor ASR GmbH fuer Antriebstechnik                      Germany

Baldor ASR U.K. Limited                                   United Kingdom

Baldor Italia S.R.L.                                      Italy

Australian Baldor Pty. Limited                            Australia

Baldor Electric (Far East) PTE. Ltd.                      Singapore

Baldor Electric (Thailand) Limited                        Thailand

Baldor Industrial Automation PTE.Ltd.                     Singapore

Northern Magnetics, Inc.                                  California

Baldor Japan Corporation                                  Japan

Baldor (Taiwan) Ltd.                                      Taiwan



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